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                                                                   EXHIBIT 10.27


                             QUICKSILVER RESOURCES
                    MANAGEMENT INCENTIVE PLAN (3 YEAR PLAN)
                    ---------------------------------------

            Officers                                      Salaries
            --------                                      --------

     Thomas F. Darden                                     $150,000
     Chairman and Chief Executive Officer

     Glenn M. Darden                                      $150,000
     President and Chief Operating Officer

     Bill Lamkin                                          $135,000
     Executive Vice President and
     Chief Financial Officer

     Houston J. Kauffman                                  $105,000
     Vice President
     Acquisitions, Divestments and Trades

     Robert N. Wagner                                     $100,000
     Vice President of Engineering

     Fred Van Naerssen                                    $120,000
     Vice President of Finance
     and Controller

Bonus Structure:     A bonus of up to 100% of salary can be earned in each of
---------------
the first 3 years in cash and stock (maximum 75% in cash) based on achieving certain growth targets:


            Growth                                Bonus
            ------                                -----
            [ 20%                 -               Discretionary
              20%                 -               25%
              30%                 -               50%
              40%                 -               75%
              50%                 -               100%

Definition of Growth = A combination of all four of the following parameters:

             1)  Assets = Sec PV10 Minus Debt
             2)  Available Cash Flow
             3)  Net Income Per Share
             4)  Stock Price Per share

*each parameter "weighted" 25%

The Bonus will be taken over 3 years:

        50% of Bonus paid in year one
        25% of Bonus paid in year two
        25% of Bonus paid in year three

Employee must be employed at the time of vesting to receive bonus.